UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 1, 2015, Cortex Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) that furnished, as Exhibit 99.1, a collection of slides that the Company intended to use at its presentation at the New York BIO 25th Anniversary Conference (the “Conference”) on May 4, 2015. The Company made its presentation at the Conference as scheduled.

Among other things, those slides referred to a clinical study of the compound dronabinol, which was being conducted by the University of Illinois. Based on disclosures by the University of Illinois, the Company expected the clinical study to be completed in the third quarter of 2015. After the Conference, the University of Illinois disclosed that the expected completion date for the clinical study had been changed to May 2016. Accordingly, attached as Exhibit 99.1 to this Current Report on Form 8-K/A are revised slides (the “Revised Slides”) from the original exhibit that referenced the clinical study, updated to reflect the new anticipated completion date of the clinical study. The full slide deck, with the Revised Slides, will also be available on the Company’s web-site.

The remainder of the information provided with the Original Report remains unchanged.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2015	CORTEX PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ ARNOLD S. LIPPA
Arnold S. Lippa President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Revised Slides amending certain slides furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed May 1, 2015*

*Furnished herewith.